Freeport-McMoRan
Reports Fourth-Quarter and Year Ended 2020 Results
•Strong execution of operating plans
•Solid cost & capital management
•Ramp-up of Grasberg underground advancing on schedule
•Fourth-quarter 2020 copper and gold sales 3% and 9% above October 2020 estimates
•Strong cash flow generation

▪Net income attributable to common stock totaled $708 million, $0.48 per share, in fourth-quarter 2020. After adjusting for net credits totaling $142 million, $0.10 per share, fourth-quarter 2020 adjusted net income attributable to common stock totaled $566 million, or $0.39 per share.
▪Consolidated sales totaled 866 million pounds of copper, 293 thousand ounces of gold and 21 million pounds of molybdenum in fourth-quarter 2020, and 3.2 billion pounds of copper, 855 thousand ounces of gold and 80 million pounds of molybdenum for the year 2020. Consolidated sales for the year 2021 are expected to approximate 3.8 billion pounds of copper, 1.3 million ounces of gold and 85 million pounds of molybdenum, including 825 million pounds of copper, 275 thousand ounces of gold and 20 million pounds of molybdenum in first-quarter 2021.
▪Average realized prices in fourth-quarter 2020 were $3.40 per pound for copper, $1,870 per ounce for gold and $9.96 per pound for molybdenum.
▪Average unit net cash costs in fourth-quarter 2020 were $1.28 per pound of copper and $1.48 per pound of copper for the year 2020. Unit net cash costs are expected to average $1.25 per pound of copper for the year 2021.
▪Operating cash flows totaled $1.3 billion (including $0.3 billion from working capital and other sources) in fourth-quarter 2020 and $3.0 billion (including $0.7 billion from working capital and other sources) for the year 2020. Based on current sales volume and cost estimates, and assuming average prices of $3.50 per pound for copper, $1,850 per ounce for gold and $9.00 per pound for molybdenum, operating cash flows are expected to approximate $5.5 billion (including $0.4 billion from working capital and other sources) for the year 2021.
▪Capital expenditures totaled $0.4 billion (including approximately $0.3 billion for major projects) in fourth-quarter 2020 and $2.0 billion (including approximately $1.2 billion for major projects) for the year 2020. Capital expenditures for the year 2021 are expected to approximate $2.3 billion, including $1.4 billion for major projects primarily associated with underground development activities in the Grasberg minerals district in Indonesia.
▪During fourth-quarter 2020, FCX sold an undeveloped exploration project in the Democratic Republic of Congo (DRC) for $550 million and recognized an after-tax gain of $350 million. After-tax net cash proceeds to FCX totaled $415 million.
▪At December 31, 2020, consolidated debt totaled $9.7 billion and consolidated cash totaled $3.7 billion. FCX had no borrowings and $3.5 billion available under its revolving credit facility at December 31, 2020.

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PHOENIX, AZ, January 26, 2021 - Freeport-McMoRan Inc. (NYSE: FCX) reported net income attributable to common stock of $708 million, $0.48 per share, in fourth-quarter 2020 and $599 million, $0.41 per share, for the year 2020. After adjusting for net credits totaling $142 million, $0.10 per share, mostly associated with a gain on sale of assets, partly offset by charges for a litigation settlement and international tax matters, and other net charges, adjusted net income attributable to common stock totaled $566 million, $0.39 per share, in fourth-quarter 2020. For additional information, refer to the supplemental schedule, "Adjusted Net Income," on page VII.

Richard C. Adkerson, President and Chief Executive Officer, said, "During 2020, our global team responded to the challenges of the pandemic in an exceptional fashion, safeguarding our people, communities and assets as we executed and delivered on our clearly defined strategy. Together we achieved strong operating performance and project execution, establishing a solid foundation for future growth in sales volumes and cash flows. We are enthusiastic about the future prospects for our business based on the positive outlook for the markets we serve, our long-lived and high-quality copper assets, our seasoned and highly motivated global organization and the critical role of copper to the technologies necessary to deliver clean energy and support the global transition to a low-carbon economy."

SUMMARY FINANCIAL DATA

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
	(in millions, except per share amounts)
Revenues[a,b]	$4,495	$3,911	$14,198	$14,402
Operating income[a]	$1,709	$775	$2,437	$1,091
Net income (loss) attributable to common stock[c,d]	$708	$9	$599	$(239)
Diluted net income (loss) per share of common stock	$0.48	$—	$0.41	$(0.17)

Diluted weighted-average common shares outstanding	1,469	1,457	1,461	1,451
Operating cash flows[e]	$1,327	$170	$3,017	$1,482
Capital expenditures	$388	$735	$1,961	$2,652
At December 31:
Cash and cash equivalents	$3,657	$2,020	$3,657	$2,020
Total debt, including current portion	$9,711	$9,826	$9,711	$9,826

a.For segment financial results, refer to the supplemental schedules, "Business Segments," beginning on page X.
b.Includes favorable (unfavorable) adjustments to prior period provisionally priced concentrate and cathode copper sales totaling $113 million ($41 million to net income attributable to common stock or $0.03 per share) in fourth-quarter 2020, $33 million ($14 million to net income attributable to common stock or $0.01 per share) in fourth-quarter 2019, $(102) million ($(42) million to net income attributable to common stock or $(0.03) per share) for the year 2020 and $58 million ($24 million to net loss attributable to common stock or $0.02 per share) for the year 2019. For further discussion, refer to the supplemental schedule, "Derivative Instruments," beginning on page IX.
c.Includes net credits (charges) totaling $142 million ($0.10 per share) in fourth-quarter 2020, $(22) million ($(0.02) per share) in fourth-quarter 2019, $(191) million ($(0.13) per share) for the year 2020 and $(275) million ($(0.19) per share) for the year 2019 that are described in the supplemental schedule, "Adjusted Net Income," beginning on page VII.
d.FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, "Deferred Profits," on page X.
e.Working capital and other sources totaled $346 million in fourth-quarter 2020, $75 million in fourth-quarter 2019, $665 million for the year 2020 and $349 million for the year 2019.

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SUMMARY OPERATING DATA

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020		2019
Copper (millions of recoverable pounds)
Production	864	827	3,206		3,247
Sales, excluding purchases	866	906	3,202		3,292
Average realized price per pound	$3.40	$2.74	$2.95		$2.73
Site production and delivery costs per pound[a]	$1.78	$2.12	$1.88	[b]	$2.15
Unit net cash costs per pound[a]	$1.28	$1.67	$1.48		$1.74
Gold (thousands of recoverable ounces)
Production	273	223	857		882
Sales	293	317	855		991
Average realized price per ounce	$1,870	$1,491	$1,832		$1,415
Molybdenum (millions of recoverable pounds)
Production	19	21	76		90
Sales, excluding purchases	21	22	80		90
Average realized price per pound	$9.96	$11.65	$10.20		$12.61
a.Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, before net noncash and other costs. For reconciliations of per pound unit costs by operating division to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII.
b.Excludes charges totaling $0.06 per pound of copper associated with the COVID-19 pandemic and our April 2020 revised operating plans.

Consolidated Sales Volumes
    Fourth-quarter 2020 copper sales of 866 million pounds were 3 percent higher than the October 2020 estimate of 840 million pounds of copper, primarily reflecting higher sales from Cerro Verde and Indonesia. Fourth-quarter 2020 copper sales were lower than fourth-quarter 2019 sales of 906 million pounds of copper, primarily reflecting previously announced operating plan adjustments, partly offset by higher mining rates and copper ore grades in Indonesia.
    Fourth-quarter 2020 gold sales of 293 thousand ounces were 9 percent higher than the October 2020 estimate of 270 thousand ounces of gold, primarily reflecting higher gold ore grades in Indonesia. Fourth-quarter 2020 gold sales were lower than fourth-quarter 2019 sales of 317 thousand ounces of gold, primarily reflecting timing of shipments in fourth-quarter 2019.
    Fourth-quarter 2020 molybdenum sales of 21 million pounds were in line with both the October 2020 estimate and fourth-quarter 2019 sales of 22 million pounds.
    Consolidated sales volumes for the year 2021 are expected to approximate 3.8 billion pounds of copper, 1.3 million ounces of gold and 85 million pounds of molybdenum, including 825 million pounds of copper, 275 thousand ounces of gold and 20 million pounds of molybdenum in first-quarter 2021. Projected sales volumes are dependent on operational performance, continued progress of the ramp-up of underground mining at PT Freeport Indonesia (PT-FI), impacts and duration of the COVID-19 pandemic, timing of shipments, and other factors.
Consolidated Unit Net Cash Costs
    Consolidated average unit net cash costs (net of by-product credits) for FCX's copper mines of $1.28 per pound of copper in fourth-quarter 2020, were lower than the October 2020 estimate of $1.32 per pound, primarily reflecting higher copper sales volumes and by-product credits. As anticipated, consolidated average unit net cash costs in fourth-quarter 2020 of $1.28 per pound were significantly lower than the fourth-quarter 2019 average of $1.67 per pound, primarily reflecting lower mining costs and higher by-product credits.
Assuming average prices of $1,850 per ounce of gold and $9.00 per pound of molybdenum for 2021 and achievement of current sales volume and cost estimates, consolidated unit net cash costs (net of by-product credits) for FCX's copper mines are expected to average $1.25 per pound of copper for the year 2021. The impact of price changes on 2021 consolidated unit net cash costs would approximate $0.03 per pound of copper for each $100 per ounce change in the average price of gold and $0.01 per pound of copper for each $2 per pound change in the

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average price of molybdenum. Quarterly unit net cash costs vary with fluctuations in sales volumes and realized prices, primarily for gold and molybdenum.
MINING OPERATIONS

North America Copper Mines. FCX operates seven open-pit copper mines in North America - Morenci, Bagdad, Safford (including Lone Star), Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. In addition to copper, certain of these mines produce molybdenum concentrate, gold and silver. All of the North America mining operations are wholly owned, except for Morenci. FCX records its 72 percent undivided joint venture interest in Morenci using the proportionate consolidation method.
    Operating and Development Activities. FCX’s North America operating sites continue to focus on strong execution of operating plans. Production from Lone Star continues to ramp-up on schedule and is expected to exceed 200 million pounds of copper for the year 2021. FCX plans to advance studies for potential expansions and long-term development options for its large-scale sulfide resources at Lone Star.
In January 2021, FCX restarted mining activities at the Chino mine at a reduced rate of approximately 100 million pounds of copper per year (approximately 50 percent of capacity).
FCX has substantial resources in the United States (U.S.), primarily associated with existing mining operations, and will continue to assess options for future growth.
    Operating Data. Following is summary consolidated operating data for the North America copper mines:

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020		2019
Copper (millions of recoverable pounds)
Production	335	361	1,418		1,457
Sales, excluding purchases	320	358	1,422		1,442
Average realized price per pound	$3.29	$2.73	$2.82	[a]	$2.74

Molybdenum (millions of recoverable pounds)
Production[b]	9	8	33		32

Unit net cash costs per pound of copper[c]
Site production and delivery, excluding adjustments	$1.85	$2.07	$1.90	[d]	$2.05
By-product credits	(0.18)	(0.22)	(0.19)		(0.24)
Treatment charges	0.09	0.11	0.10		0.11
Unit net cash costs	$1.76	$1.96	$1.81		$1.92

a.Includes reductions to average realized prices of $0.02 per pound of copper for the year 2020 related to forward sales contracts covering 150 million pounds of copper sales for May and June 2020 at a fixed price of $2.34 per pound. There are no remaining forward sales contracts.
b.Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the North America copper mines.
c.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII.
d.Excludes charges totaling $0.02 per pound of copper primarily associated with the April 2020 revised operating plans (including employee separation costs) and the COVID-19 pandemic (including health and safety costs).

FCX's consolidated copper sales volumes from North America of 320 million pounds in fourth-quarter 2020 were lower than fourth-quarter 2019 copper sales volumes of 358 million pounds, primarily reflecting lower mining rates associated with the April 2020 revised operating plans, partly offset by production from Lone Star. North America copper sales are estimated to approximate 1.5 billion pounds for the year 2021, compared with 1.4 billion pounds for the year 2020.

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Average unit net cash costs (net of by-product credits) for the North America copper mines of $1.76 per pound of copper in fourth-quarter 2020 were lower than fourth-quarter 2019 unit net cash costs of $1.96 per pound, primarily reflecting lower mining rates and cost reductions associated with the April 2020 revised operating plans, partly offset by lower sales volumes.
Average unit net cash costs (net of by-product credits) for the North America copper mines are expected to approximate $1.86 per pound of copper for the year 2021, based on achievement of current sales volume and cost estimates and assuming an average molybdenum price of $9.00 per pound. North America's average unit net cash costs for the year 2021 would change by approximately $0.05 per pound of copper for each $2 per pound change in the average price of molybdenum.

South America Mining. FCX operates two copper mines in South America - Cerro Verde in Peru (in which FCX owns a 53.56 percent interest) and El Abra in Chile (in which FCX owns a 51 percent interest). These operations are consolidated in FCX's financial statements. In addition to copper, the Cerro Verde mine produces molybdenum concentrate and silver.
    Operating and Development Activities. During fourth-quarter 2020, Cerro Verde continued to increase milling rates to an average of 373,200 metric tons of ore per day while operating consistent with the April 2020 revised operating plans and under strict COVID-19 restrictions and protocols. FCX expects Cerro Verde's mill rates to average approximately 360,000 metric tons of ore per day in 2021 with the potential to ramp-up to pre-COVID-19 levels approximating 400,000 metric tons of ore per day as COVID-19 restrictions are lifted.
El Abra plans to increase operating rates during 2021 to pre-COVID-19 levels, subject to ongoing monitoring of public health conditions in Chile. Incremental copper production associated with increasing El Abra's stacking rates from 65,000 metric tons of ore per day to over 100,000 metric tons of ore per day, approximates 70 million pounds per year beginning in 2022.
FCX continues to evaluate a large-scale expansion at El Abra to process additional sulfide material and to achieve higher recoveries. El Abra's large sulfide resource could potentially support a major mill project similar to facilities constructed at Cerro Verde. Technical and economic studies continue to be evaluated to determine the optimal scope and timing for the project in parallel with extending the life of the current leaching operation.
    Operating Data. Following is summary consolidated operating data for South America mining:

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020		2019
Copper (millions of recoverable pounds)
Production	263	320	979		1,183
Sales	260	345	976		1,183
Average realized price per pound	$3.48	$2.76	$3.05		$2.71

Molybdenum (millions of recoverable pounds)
Production[a]	5	8	19		29

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.93	$1.85	$1.86	[c]	$1.85
By-product credits	(0.22)	(0.18)	(0.17)		(0.27)
Treatment charges	0.16	0.17	0.15		0.18
Royalty on metals	0.01	0.01	0.01		0.01
Unit net cash costs	$1.88	$1.85	$1.85		$1.77

a.Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at Cerro Verde.
b.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII.
c.Excludes charges totaling $0.09 per pound of copper, primarily associated with idle facility (Cerro Verde) and contract cancellation costs related to the COVID-19 pandemic, and employee separation costs associated with the April 2020 revised operating plans.

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    FCX's consolidated copper sales volumes from South America of 260 million pounds in fourth-quarter 2020 were lower than fourth-quarter 2019 copper sales volumes of 345 million pounds, primarily reflecting lower mining rates associated with COVID-19 protocols and the April 2020 revised operating plans.
    Copper sales from South America mining are expected to approximate 1.0 billion pounds for the year 2021, consistent with the year 2020.
    Average unit net cash costs (net of by-product credits) for South America mining of $1.88 per pound of copper in fourth-quarter 2020 were higher than average unit net cash costs of $1.85 per pound in fourth-quarter 2019, primarily reflecting lower sales volumes, mostly offset by lower mining and input costs and higher by-product credits.
    Average unit net cash costs (net of by-product credits) for South America mining are expected to approximate $1.92 per pound of copper for the year 2021, based on current sales volume and cost estimates and assuming an average price of $9.00 per pound of molybdenum.
Indonesia Mining. PT-FI operates one of the world’s largest copper and gold mines at the Grasberg minerals district in Papua, Indonesia. PT-FI produces copper concentrate that contains significant quantities of gold and silver. FCX has a 48.76 percent ownership interest in PT-FI and manages its mining operations. Under the terms of the shareholders agreement, FCX’s economic interest in PT-FI approximates 81 percent through 2022. PT-FI's results are consolidated in FCX's financial statements.
    Operating and Development Activities. The ramp-up of underground production at the Grasberg minerals district in Indonesia continues to advance on schedule. During fourth-quarter 2020, a total of 56 new drawbells were constructed at the Grasberg Block Cave and Deep Mill Level Zone (DMLZ) underground mines, bringing cumulative open drawbells to over 370. Combined average production from the Grasberg Block Cave and DMLZ mines approximated 85,000 metric tons of ore per day during fourth-quarter 2020 (including approximately 95,000 metric tons of ore per day during the month of December). PT-FI expects production for the year 2021 to approximate 1.4 billion pounds of copper and 1.4 million ounces of gold, which is nearly double 2020 levels.
    The successful completion of this ramp up is expected to enable PT-FI to generate average annual production for the next several years of 1.55 billion pounds of copper and 1.6 million ounces of gold at an attractive unit net cash cost, providing significant margins and cash flows.
    PT-FI's estimated annual capital spending on underground mine development projects is expected to average approximately $0.9 billion per year for the two-year period 2021 through 2022, net of scheduled contributions from PT Indonesia Asahan Aluminium (Persero) (PT Inalum). In accordance with applicable accounting guidance, aggregate costs (before scheduled contributions from PT Inalum), which are expected to average $1.1 billion per year for the two-year period 2021 through 2022, will be reflected as an investing activity in FCX's cash flow statement, and contributions from PT Inalum will be reflected as a financing activity.
    Indonesia Smelter. As a result of COVID-19 mitigation measures, there have been disruptions to work and travel schedules of international contractors and restrictions on access to the proposed physical site of the new smelter in Gresik, Indonesia. Accordingly, during 2020, PT-FI notified the Indonesia government of delays in achieving the completion timeline of December 2023. PT-FI continues to discuss with the Indonesia government a deferred schedule for the project as well as other alternatives in light of the ongoing COVID-19 pandemic and volatile global economic conditions.
In connection with its commitment to develop additional smelter capacity in Indonesia, PT-FI has advanced discussions with the majority owner of the existing smelter in Gresik, Indonesia (PT Smelting), which is 25-percent owned by PT-FI, regarding an expansion of the smelter to increase smelter concentrate treatment capacity by approximately 30 percent (300,000 metric tons of concentrate per year). Commercial and financial arrangements for this potential project are being advanced.
An expansion of PT Smelting would reduce PT-FI's smelter development commitment from 2.0 million metric tons of concentrate per year to 1.7 million metric tons per year. PT-FI continues to evaluate a new greenfield smelter project located in East Java in parallel with discussions with a third party to develop new smelter capacity at an alternate location in partnership with PT-FI.

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Operating Data. Following is summary consolidated operating data for Indonesia mining:

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020		2019
Copper (millions of recoverable pounds)
Production	266	146	809		607
Sales	286	203	804		667
Average realized price per pound	$3.47	$2.75	$3.08		$2.72

Gold (thousands of recoverable ounces)
Production	271	218	848		863
Sales	293	314	842		973
Average realized price per ounce	$1,870	$1,491	$1,832		$1,416

Unit net cash costs per pound of copper[a]
Site production and delivery, excluding adjustments	$1.57	$2.69	$1.88	[b]	$2.91
Gold and silver credits	(2.05)	(2.38)	(2.03)		(2.13)
Treatment charges	0.27	0.23	0.27		0.26
Export duties	0.17	0.11	0.12		0.08
Royalty on metals	0.22	0.19	0.19		0.16
Unit net cash costs	$0.18	$0.84	$0.43		$1.28

a.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII.
b.Excludes COVID-19 related costs (including one-time incremental employee benefits and health and safety costs) totaling $0.02 per pound of copper.
    FCX's consolidated copper sales from PT-FI of 286 million pounds in fourth-quarter 2020 were higher than fourth-quarter 2019 consolidated copper sales of 203 million pounds, primarily reflecting higher mining rates and copper ore grades. FCX's consolidated gold sales from PT-FI of 293 thousand ounces in fourth-quarter 2020 were lower than fourth-quarter 2019 consolidated gold sales of 314 thousand ounces, primarily reflecting timing of shipments in fourth-quarter 2019.
FCX's consolidated sales volumes from PT-FI are expected to approximate 1.3 billion pounds of copper and 1.3 million ounces of gold for the year 2021, compared with 804 million pounds of copper and 0.8 million ounces of gold in 2020.
    Because of the fixed nature of a large portion of PT-FI's costs, unit net cash costs can vary significantly from quarter to quarter depending on copper and gold volumes. PT-FI's unit net cash costs (net of gold and silver credits) of $0.18 per pound of copper in fourth-quarter 2020, were lower than unit net cash costs of $0.84 per pound in fourth-quarter 2019, primarily reflecting higher copper sales volumes and lower mining costs, partly offset by the lower gold and silver credits.
    Average unit net cash costs (net of gold and silver credits) for PT-FI are expected to approximate $0.06 per pound of copper for the year 2021, based on achievement of current sales volume and cost estimates and assuming an average gold price of $1,850 per ounce. PT-FI's average unit net cash costs for the year 2021 would change by approximately $0.09 per pound of copper for each $100 per ounce change in the average price of gold.

Molybdenum Mines. FCX operates two wholly owned molybdenum mines in Colorado - the Henderson underground mine and the Climax open-pit mine. The Henderson and Climax mines produce high-purity, chemical-grade molybdenum concentrate, which is typically further processed into value-added molybdenum chemical products. The majority of the molybdenum concentrate produced at the Henderson and Climax mines, as well as from FCX's North America and South America copper mines, is processed at FCX's conversion facilities.
    Operating and Development Activities. Production from the molybdenum mines of 5 million pounds of molybdenum in fourth-quarter 2020 approximated fourth-quarter 2019. Refer to summary operating data on page 3

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for FCX's consolidated molybdenum sales and average realized prices, which includes sales of molybdenum produced at the Molybdenum mines and from FCX's North America and South America copper mines.
    Average unit net cash costs for the Molybdenum mines of $9.23 per pound of molybdenum in fourth-quarter 2020 were lower than average unit net cash costs of $14.20 per pound in fourth-quarter 2019, primarily reflecting lower mining and input costs associated with the April 2020 revised operating plans. Based on current sales volume and cost estimates, average unit net cash costs for the Molybdenum mines are expected to approximate $9.80 per pound of molybdenum for the year 2021.
    For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII.

EXPLORATION
FCX's mining exploration activities are generally associated with its existing mines, focusing on opportunities to expand reserves and resources to support development of additional future production capacity. Exploration results continue to indicate opportunities for significant future potential reserve additions in North America and South America. Exploration expenditures for the year 2021 are expected to approximate $34 million, consistent with the year 2020. FCX has long-lived reserves and a significant resource position in its existing portfolio.

PRELIMINARY ESTIMATED RECOVERABLE PROVEN AND PROBABLE MINERAL RESERVES
FCX has significant reserves, resources and future development opportunities within its portfolio of mining assets. FCX's preliminary estimated consolidated recoverable proven and probable reserves from its mines at December 31, 2020, include 113.2 billion pounds of copper, 28.9 million ounces of gold and 3.71 billion pounds of molybdenum, which were determined using metal price assumptions of $2.50 per pound for copper, $1,200 per ounce for gold and $10.00 per pound for molybdenum. The preliminary estimated recoverable proven and probable mining reserves presented in the table below represent the estimated metal quantities from which FCX expects to be paid after application of estimated metallurgical recovery rates and smelter recovery rates, where applicable. Recoverable reserve volumes are those which FCX estimates can be economically and legally extracted or produced at the time of the reserve determination.

	Preliminary Estimated Recoverable Proven and Probable Mineral Reserves
	at December 31, 2020
	Copper	Gold	Molybdenum
	(billion pounds)	(million ounces)	(billion pounds)
North America	47.1	0.6	3.01
South America	32.7	—	0.70
Indonesia	33.4	28.3	—
Consolidated basis[a]	113.2	28.9	3.71

Net equity interest[b]	81.8	15.5	3.39

a.Consolidated reserves represent estimated metal quantities after reduction for FCX's joint venture partner interest at the Morenci mine in North America. Excluded from the table above are FCX's estimated recoverable proven and probable reserves of 362 million ounces of silver, which were determined using $15 per ounce.
b.Net equity interest reserves represent estimated consolidated metal quantities further reduced for noncontrolling interest ownership. FCX's net equity interest for estimated metal quantities in Indonesia reflects 81.27 percent through 2022 and 48.76 percent from 2023 through 2041. Excluded from the table above are FCX's estimated net recoverable proven and probable reserves of 247 million ounces of silver.

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The following table summarizes changes in FCX's preliminary estimated consolidated recoverable proven and probable copper, gold and molybdenum reserves during 2020:

	Copper	Gold	Molybdenum
	(billion pounds)	(million ounces)	(billion pounds)
Reserves at December 31, 2019	116.0	29.6	3.58
Net additions	0.4	0.2	0.21
Production	(3.2)	(0.9)	(0.08)
Reserves at December 31, 2020	113.2	28.9	3.71
    In addition to the preliminary estimated consolidated recoverable proven and probable reserves, FCX's preliminary estimated mineralized material at December 31, 2020, which was assessed using $3.00 per pound for copper, totaled 120 billion pounds of incremental contained copper. FCX continues to pursue opportunities to convert this material into reserves, future production volumes and cash flow.
CASH FLOWS, CASH AND DEBT
    Operating Cash Flows. FCX generated operating cash flows of $1.3 billion (including $0.3 billion from working capital and other sources) in fourth-quarter 2020 and $3.0 billion (including $0.7 billion from working capital and other sources) for the year 2020.
Based on current sales volume and cost estimates, and assuming average prices of $3.50 per pound of copper, $1,850 per ounce of gold and $9.00 per pound of molybdenum, FCX's consolidated operating cash flows are estimated to approximate $5.5 billion (including $0.4 billion from working capital and other sources) for the year 2021. The impact of price changes during 2021 on operating cash flows would approximate $380 million for each $0.10 per pound change in the average price of copper, $120 million for each $100 per ounce change in the average price of gold and $80 million for each $2 per pound change in the average price of molybdenum.
Capital Expenditures. Capital expenditures totaled $0.4 billion in fourth-quarter 2020 (including approximately $0.3 billion primarily associated with underground development activities in the Grasberg minerals district) and $2.0 billion for the year 2020 (including approximately $1.2 billion primarily associated with underground development activities in the Grasberg minerals district and the now completed Lone Star copper leach project).
Capital expenditures are expected to approximate $2.3 billion for the year 2021, including $1.4 billion for major projects primarily associated with underground development activities in the Grasberg minerals district.
Asset Sale. On December 11, 2020, FCX completed the sale of its interests in the Kisanfu undeveloped exploration project in the DRC for $550 million (after-tax net cash proceeds totaled $415 million). An after-tax gain of $350 million was recorded in fourth-quarter 2020.
Cash. Following is a summary of the U.S. and international components of consolidated cash and cash equivalents available to the parent company, net of noncontrolling interests' share, taxes and other costs at December 31, 2020 (in billions):

Cash at domestic companies	$2.9
Cash at international operations	0.8
Total consolidated cash and cash equivalents	3.7
Noncontrolling interests' share	(0.4)
Cash, net of noncontrolling interests' share	$3.3
Withholding taxes	—	[a]
Net cash available	$3.3

a.Rounds to less than $0.1 billion.

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Debt. Following is a summary of total debt and the weighted-average interest rates at December 31, 2020 (in millions, except percentages).

		Weighted- Average Interest Rate
Senior Notes	$9,139	4.8%
Cerro Verde credit facility	523	2.0%
Other	49	1.5%
Total debt	$9,711	4.6%
In December 2020, Cerro Verde prepaid $305 million of its credit facility that was scheduled to mature in December 2021 and recorded a $1 million loss on early extinguishment of debt. The remaining balance matures in June 2022.
At December 31, 2020, FCX had no borrowings, $10 million in letters of credit issued and $3.5 billion available under its revolving credit facility. FCX has no senior note maturities until 2022.

FINANCIAL POLICY
    FCX's financial policy will continue to prioritize liquidity and balance sheet management during this period of global economic uncertainty associated with the ongoing COVID-19 pandemic. With continued strong financial performance and successful execution of FCX's operating plans, management expects to recommend to the Board of Directors (Board) the resumption of common stock dividends during 2021 and anticipates an ongoing ability to increase cash returns to shareholders in the future. The declaration and payment of future dividends is at the discretion of the Board and will be assessed on an ongoing basis, taking into account FCX’s financial results, cash requirements, future prospects, global economic conditions, and other factors deemed relevant by the Board.

WEBCAST INFORMATION
    A conference call with securities analysts to discuss FCX's fourth-quarter and year-ended 2020 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the Internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing “fcx.com.” A replay of the webcast will be available through Friday, February 26, 2021.
-----------------------------------------------------------------------------------------------------------
FREEPORT: Foremost in Copper
FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers.
FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant mining operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru.
By supplying responsibly produced copper, FCX is proud to be a positive contributor to the world well beyond its operational boundaries. Additional information about FCX is available on FCX's website at fcx.com.
Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as plans, projections, or expectations relating to ore grades and milling rates; business outlook; production and sales volumes; unit net cash costs; cash flows; capital expenditures; liquidity; operating costs; operating plans; FCX's financial policy; FCX's expectations regarding PT-FI's ramp-up of underground mining activities and future cash flows through 2022; PT-FI's development, financing, construction and completion of a new smelter in Indonesia and possible expansion of the smelter at PT Smelting; FCX’s commitments to deliver responsibly produced copper, including plans to implement and validate all of its operating sites under specific frameworks; improvements in operating procedures and technology; exploration efforts and results; development and production activities, rates and costs; tax rates; export quotas and duties; the impact of copper, gold and molybdenum price changes; the impact of deferred intercompany profits on earnings; mineralization and reserve estimates; execution of the settlement agreements associated with the Louisiana coastal erosion cases and talc-related litigation; and future dividend payments, share purchases and sales. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “could,” “to be,” ”potential," “assumptions,” “guidance,” “future” and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration of future dividends is at the discretion of the Board and will depend on FCX's financial results, cash requirements, future prospects, global economic conditions, and other factors deemed relevant by the Board. In accordance with the June 2020 amendment to the revolving credit facility, FCX is currently restricted from declaring or paying common stock dividends through December 31,

10

2021, unless FCX, at its option, reverts to the previous covenant requirements, which would also eliminate the restriction on the declaration or payment of common stock dividends.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, changes in the credit ratings of FCX; changes in FCX's cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions; the duration and scope of and uncertainties associated with the COVID-19 pandemic, and the impact thereof on commodity prices, FCX’s business and the global economy and any related actions taken by governments and businesses; FCX’s ability to contain and mitigate the risk of spread or major outbreak of COVID-19 at its operating sites, including at PT-FI’s remote operating site in Papua; supply of and demand for, and prices of, copper, gold and molybdenum; mine sequencing; changes in mine plans or operational modifications, delays, deferrals or cancellations; production rates; timing of shipments; results of feasibility studies; potential inventory adjustments; potential impairment of long-lived mining assets; the potential effects of violence in Indonesia generally and in the province of Papua; the Indonesia government's extension of PT-FI's export license after March 15, 2021; risks associated with underground mining; satisfaction of requirements in accordance with PT-FI's special mining license to extend mining rights from 2031 through 2041; the Indonesia government's approval of a deferred schedule for completion of the new smelter in Indonesia; expected results from improvements in operating procedures and technology, including innovation initiatives; industry risks; regulatory changes; political and social risks; labor relations, including labor-related work stoppages; weather- and climate-related risks; environmental risks; litigation results; cybersecurity incidents; changes in general market, economic and industry conditions; financial condition of FCX’s customers, suppliers, vendors, partners and affiliates, particularly during weak economic conditions and extended periods of volatile commodity prices; reductions in liquidity and access to capital; FCX’s ability to comply with its responsible production commitments under specific frameworks and any changes to such frameworks; and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2019, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, each filed with the U.S. Securities and Exchange Commission (SEC), as updated by FCX's subsequent filings with the SEC.
Investors are cautioned that many of the assumptions upon which FCX's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
This press release also includes forward-looking statements regarding mineralized material not included in proven and probable mineral reserves. Mineralized material is a mineralized body that has been delineated by appropriately spaced drilling and/or underground sampling to support the estimated tonnage and average metal grades. Such a deposit cannot qualify as recoverable proven and probable reserves until legal and economic feasibility are confirmed based upon a comprehensive evaluation of development costs, unit costs, grades, recoveries and other material factors. Accordingly, no assurance can be given that the estimated mineralized material not included in reserves will become proven and probable reserves.
    This press release also contains certain financial measures such as adjusted net income and unit net cash costs per pound of copper and molybdenum, which are not recognized under U.S. generally accepted accounting principles. As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX's consolidated financial statements are in the supplemental schedules of this press release.

11

Freeport-McMoRan Inc.
SELECTED OPERATING DATA

	Three Months Ended December 31,
	2020	2019	2020		2019
MINING OPERATIONS:	Production		Sales
COPPER (millions of recoverable pounds)
(FCX's net interest in %)
North America
Morenci (72%)[a]	162	182	158		181
Bagdad (100%)	53	48	50		50
Safford (100%)	48	26	43		26
Sierrita (100%)	40	43	40		41
Miami (100%)	4	4	3		4
Chino (100%)	16	46	15		44
Tyrone (100%)	12	11	11		11
Other (100%)	—	1	—		1
Total North America	335	361	320		358

South America
Cerro Verde (53.56%)	221	269	226		289
El Abra (51%)	42	51	34		56
Total South America	263	320	260		345

Indonesia
Grasberg (48.76%)[b]	266	146	286		203
Total	864	827	866	[c]	906	[c]
Less noncontrolling interests	173	178	175		199
Net	691	649	691		707

Average realized price per pound			$3.40		$2.74

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	2	5	—		3
Indonesia (48.76%)[b]	271	218	293		314
Consolidated	273	223	293		317
Less noncontrolling interests	51	41	55		58
Net	222	182	238		259

Average realized price per ounce			$1,870		$1,491

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	2	2	N/A		N/A
Climax (100%)	3	3	N/A		N/A
North America copper mines (100%)[a]	9	8	N/A		N/A
Cerro Verde (53.56%)	5	8	N/A		N/A
Consolidated	19	21	21		22
Less noncontrolling interests	3	3	2		3
Net	16	18	19		19

Average realized price per pound			$9.96		$11.65

a. Amounts are net of Morenci's joint venture partners' undivided interests.

b. FCX’s economic interest in PT Freeport Indonesia (PT-FI) approximates 81 percent through 2022 and 48.76 percent thereafter.

c. Consolidated sales volumes exclude purchased copper of 75 million pounds in fourth-quarter 2020 and 69 million pounds in fourth-quarter 2019.

I

Freeport-McMoRan Inc.
SELECTED OPERATING DATA (continued)

	Years Ended December 31,
	2020	2019	2020		2019
MINING OPERATIONS:	Production		Sales
COPPER (millions of recoverable pounds)
(FCX's net interest in %)
North America
Morenci (72%)[a]	707	730	711		717
Bagdad (100%)	216	218	213		218
Safford (100%)	161	110	150		111
Sierrita (100%)	178	160	177		157
Miami (100%)	17	15	16		15
Chino (100%)	92	175	108		174
Tyrone (100%)	45	48	45		49
Other (100%)	2	1	2		1
Total North America	1,418	1,457	1,422		1,442

South America
Cerro Verde (53.56%)	820	1,003	825		1,002
El Abra (51%)	159	180	151		181
Total South America	979	1,183	976		1,183

Indonesia
Grasberg (48.76%)[b]	809	607	804		667
Total	3,206	3,247	3,202	[c]	3,292	[c]
Less noncontrolling interests	610	668	608		679
Net	2,596	2,579	2,594		2,613

Average realized price per pound			$2.95		$2.73

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	9	19	13		18
Indonesia (48.76%)[b]	848	863	842		973
Consolidated	857	882	855		991
Less noncontrolling interests	159	162	158		182
Net	698	720	697		809

Average realized price per ounce			$1,832		$1,415

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	10	12	N/A		N/A
Climax (100%)	14	17	N/A		N/A
North America (100%)[a]	33	32	N/A		N/A
Cerro Verde (53.56%)	19	29	N/A		N/A
Consolidated	76	90	80		90
Less noncontrolling interests	9	13	10		13
Net	67	77	70		77

Average realized price per pound			$10.20		$12.61

a. Amounts are net of Morenci's joint venture partners' undivided interests.

b. FCX’s economic interest in PT-FI approximates 81 percent through 2022 and 48.76 percent thereafter.

c. Consolidated sales volumes exclude purchased copper of 290 million pounds for the year 2020 and 379 million pounds for the year 2019.

II

Freeport-McMoRan Inc.
SELECTED OPERATING DATA (continued)

	Three Months Ended December 31,			Years Ended December 31,
	2020		2019	2020		2019
100% North America Copper Mines
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	732,700		743,700	714,300		750,900
Average copper ore grade (percent)	0.26		0.24	0.27		0.23
Copper production (millions of recoverable pounds)	261		252	1,047		993

Mill Operations
Ore milled (metric tons per day)	244,700		330,700	279,700		326,100
Average ore grades (percent):
Copper	0.37		0.33	0.35		0.34
Molybdenum	0.03		0.02	0.02		0.02
Copper recovery rate (percent)	79.8		84.2	84.1		87.0
Production (millions of recoverable pounds):
Copper	138		179	647		748
Molybdenum	8		9	34		34

100% South America Mining
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	144,400		208,000	160,300		205,900
Average copper ore grade (percent)	0.35		0.38	0.35		0.37
Copper production (millions of recoverable pounds)	61		76	241		268

Mill Operations
Ore milled (metric tons per day)	373,200		396,800	331,600	[a]	393,100
Average ore grades (percent):
Copper	0.32		0.38	0.34		0.36
Molybdenum	0.01		0.02	0.01		0.02
Copper recovery rate (percent)	86.6		83.6	84.3		83.5
Production (millions of recoverable pounds):
Copper	202		245	738		916
Molybdenum	5		8	19		29

100% Indonesia Mining
Ore extracted and milled (metric tons per day):
Grasberg Block Cave underground mine[b]	46,100		11,200	30,800		8,600
Deep Mill Level Zone underground mine[b]	38,800		14,900	28,600		9,800
Deep Ore Zone underground mine[b]	20,900		26,100	20,900		25,500
Big Gossan underground mine[b]	8,000		6,500	7,000		6,100
Grasberg open pit[c]	—		14,500	400		60,100
Total	109,300	[d]	73,200	87,700		110,100
Average ore grades:
Copper (percent)	1.38		1.16	1.32		0.84
Gold (grams per metric ton)	1.12		1.31	1.10		0.93
Recovery rates (percent):
Copper	91.6		91.0	91.9		88.4
Gold	77.7		79.5	78.1		75.0
Production (recoverable):
Copper (millions of pounds)	266		146	809		607
Gold (thousands of ounces)	271		218	848		863

100% Molybdenum Mines
Ore milled (metric tons per day)	16,100		21,500	20,700		30,100
Average molybdenum ore grade (percent)	0.19		0.13	0.17		0.14
Molybdenum production (millions of recoverable pounds)	5		5	24		29

a. Cerro Verde mill operations were negatively impacted by COVID-19 restrictions.

b. Reflects ore extracted, including ore from development activities that result in metal production.

c. Includes ore from the Grasberg open-pit stockpile.

d. Does not foot because of changes in stockpile ore.

III

Freeport-McMoRan Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended				Years Ended
	December 31,				December 31,
	2020		2019		2020		2019
	(In Millions, Except Per Share Amounts)
Revenues[a]	$4,495		$3,911		$14,198	[b]	$14,402	[c]
Cost of sales:
Production and delivery	2,627	[b]	2,935		10,031	[b,d]	11,534	[c]
Depreciation, depletion and amortization	435		391		1,528	[d]	1,412
Metals inventory adjustments	4		79		96		179
Total cost of sales	3,066		3,405		11,655		13,125
Selling, general and administrative expenses	97		94		370	[d]	394
Mining exploration and research expenses	8		21		50	[d]	104
Environmental obligations and shutdown costs	101	[e]	20		159	[e]	105
Net gain on sales of assets[f]	(486)		(404)		(473)		(417)
Total costs and expenses	2,786		3,136		11,761		13,311
Operating income	1,709		775		2,437		1,091
Interest expense, net[g]	(236)	[b]	(219)	[c]	(598)	[b]	(620)	[c]
Net loss on early extinguishment of debt	(1)		—		(101)		(27)
Other (expenses) income, net	(3)	[b]	(190)	[c]	59	[b]	(138)	[c]
Income from continuing operations before income taxes and equity in affiliated companies' net earnings	1,469		366		1,797		306
Provision for income taxes[h]	(611)		(329)		(944)		(510)
Equity in affiliated companies' net earnings	—		5		12		12
Net income (loss) from continuing operations	858		42		865		(192)
Net gain from discontinued operations	—		1		—		3
Net income (loss)	858		43		865		(189)
Net income attributable to noncontrolling interests	(150)		(34)		(266)		(50)
Net income (loss) attributable to common stockholders[i]	$708		$9		$599		$(239)

Diluted net income (loss) per share attributable to common stock:
Continuing operations	$0.48		$—		$0.41		$(0.17)
Discontinued operations	—		—		—		—
	$0.48		$—		$0.41		$(0.17)

Diluted weighted-average common shares outstanding:	1,469		1,457		1,461		1,451

Dividends declared per share of common stock	$—		$0.05		$—		$0.20

a.Includes adjustments to provisionally priced concentrate and cathode sales. For a summary of adjustments to provisionally priced copper sales, refer to the supplemental schedule, "Derivative Instruments," beginning on page IX.
b.Includes net charges primarily associated with international tax matters and other net charges, which are summarized in footnote c of the quarter-to-date table and footnote e of the year-to-date table in the supplemental schedule, "Adjusted Net Income," beginning on page VII.
c.Includes PT-FI net charges, which are summarized in footnote b of the quarter-to-date table and footnote c of the year-to-date table in the supplemental schedule, "Adjusted Net Income," beginning on page VII.
d.Includes charges related to the COVID-19 pandemic totaling $129 million and charges associated with the April 2020 revised operating plans (including employee separation costs) totaling $129 million, which are summarized in the supplemental schedule, "Adjusted Net Income," beginning on page VII.
e.The fourth-quarter and year 2020 include a charge associated with talc litigation, partly offset by net favorable environmental reserve adjustments which are summarized in the supplemental schedule, "Adjusted Net Income," beginning on page VII.
f.The fourth-quarter and year 2020 primarily include $486 million associated with the sale of the Kisanfu exploration project. The fourth-quarter and year 2019 primarily include $343 million associated with the sale of FCX's interest in the lower zone of the Timok exploration project in Serbia and $59 million associated with the sale of FCX's cobalt refinery in Kokkola, Finland, and related cobalt cathode precursor business.
g.Consolidated interest costs (before capitalization) totaled $255 million in fourth-quarter 2020, $261 million in fourth-quarter 2019, $745 million for the year 2020 and $769 million for the year 2019. Includes adjustments to interest costs primarily associated with international tax matters totaling $85 million in fourth-quarter 2020, $90 million for the year 2020, and $94 million for both the fourth-quarter and year 2019.
h.For a summary of FCX's provision for income taxes, refer to the supplemental schedule, "Income Taxes," on page VIII.
i.FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, "Deferred Profits," on page X.

IV

Freeport-McMoRan Inc.
CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31,
	2020	2019
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$3,657	$2,020
Trade accounts receivable	892	741
Income and other tax receivables	520	426
Inventories:
Materials and supplies, net	1,594	1,649
Mill and leach stockpiles	1,014	1,143
Product	1,285	1,281
Other current assets	341	655
Total current assets	9,303	7,915
Property, plant, equipment and mine development costs, net	29,818	29,584
Long-term mill and leach stockpiles	1,463	1,425
Other assets	1,560	1,885
Total assets	$42,144	$40,809

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,708	$2,576
Current portion of environmental and asset retirement obligations	351	436
Accrued income taxes	324	119
Current portion of debt	34	5
Dividends payable	—	73
Total current liabilities	3,417	3,209
Long-term debt, less current portion	9,677	9,821
Deferred income taxes	4,408	4,210
Environmental and asset retirement obligations, less current portion	3,705	3,630
Other liabilities	2,269	2,491
Total liabilities	23,476	23,361

Equity:
Stockholders' equity:
Common stock	159	158
Capital in excess of par value	26,036	25,830
Accumulated deficit	(11,680)	(12,280)
Accumulated other comprehensive loss	(583)	(676)
Common stock held in treasury	(3,758)	(3,734)
Total stockholders' equity	10,174	9,298
Noncontrolling interests[a]	8,494	8,150
Total equity	18,668	17,448
Total liabilities and equity	$42,144	$40,809

a.Includes $4.6 billion associated with the December 2018 PT-FI transaction, including $4.1 billion associated with the PT Indonesia Asahan Aluminium (Persero) acquisition of Rio Tinto's joint venture interest.

V

Freeport-McMoRan Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Years Ended
	December 31,
	2020		2019
	(In Millions)
Cash flow from operating activities:
Net income (loss)	$865		$(189)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	1,528		1,412
Metals inventory adjustments	96		179
Net gain on sales of assets	(473)		(417)
Stock-based compensation	99		63
Net charges for environmental and asset retirement obligations, including accretion	181		221
Payments for environmental and asset retirement obligations	(216)		(244)
Charge for talc-related litigation	130		—
Net charges for defined pension and postretirement plans	65		108
Pension plan contributions	(121)		(75)
Net loss on early extinguishment of debt	101		27
Deferred income taxes	181		29
Dividends received from PT Smelting	3		40
(Credits) charges for PT-FI surface water tax and environmental matters	(19)		30
Payments for PT-FI surface water tax, withholding tax and environmental matters	(14)		(67)
Charges for Cerro Verde royalty dispute	32		65
Payments for Cerro Verde royalty dispute	(139)		(187)
Other, net	53		138
Changes in working capital and other:
Accounts receivable	132		119
Inventories	42		259
Other current assets	(27)		60
Accounts payable and accrued liabilities	132		(60)
Accrued income taxes and timing of other tax payments	386		(29)
Net cash provided by operating activities	3,017		1,482

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(428)		(877)
South America	(183)		(256)
Indonesia	(1,266)		(1,369)
Molybdenum mines	(19)		(19)
Other	(65)		(131)
Proceeds from sales of:
Kisanfu exploration project	550		—
Timok exploration project and a portion of Freeport Cobalt	—		452
Other assets	154	[a]	109	[b]
Other, net	(7)		(12)
Net cash used in investing activities	(1,264)		(2,103)

Cash flow from financing activities:
Proceeds from debt	3,531		1,879
Repayments of debt	(3,724)		(3,197)
Cash dividends and distributions paid:
Common stock	(73)		(291)
Noncontrolling interests	—		(82)
Contributions from noncontrolling interests	156		165
Debt financing costs and other, net	(18)		(30)
Net cash used in financing activities	(128)		(1,556)

Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	1,625		(2,177)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of year	2,278		4,455
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of year[c]	$3,903		$2,278
a.Primarily includes $60 million in contingent consideration associated with the 2016 sale of TF Holdings Limited, the collection of $45 million related to the 2019 sale of the Timok exploration assets in Serbia, and $31 million associated with the 2020 sale of royalty assets.
b.Includes $50 million in contingent consideration associated with the 2016 sale of onshore California oil and gas properties.
c.Includes restricted cash and restricted cash equivalents of $246 million at December 31, 2020, and $258 million at December 31, 2019.
VI

Freeport-McMoRan Inc.
ADJUSTED NET INCOME
    Adjusted net income is intended to provide investors and others with information about FCX's recurring operating performance. This information differs from net income (loss) attributable to common stock determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX's adjusted net income follows, which may not be comparable to similarly titled measures reported by other companies (in millions, except per share amounts).

	Three Months Ended December 31,
	2020					2019
	Pre-tax		After-tax[a]	Per Share		Pre-tax		After-tax[a]		Per Share
Net income attributable to common stock	N/A		$708	$0.48		N/A		$9		$—

PT-FI charges[b]	$(58)		$(57)	$(0.04)		$(266)		$(283)		$(0.20)
Metals inventory adjustments	(4)		(4)	—		(79)		(77)		(0.05)
Other net charges	(90)	[c]	(48)	(0.03)		(33)		(12)		(0.01)
Net adjustments to environmental obligations and related litigation reserves	(91)	[d]	(91)	(0.06)		(5)		(5)		—
Net gain on sales of assets	486		350	0.24		404		326		0.22
Net loss on early extinguishment of debt	(1)		—	—		—		—		—
Net tax (charges) credits[e]	N/A		(8)	(0.01)		N/A		29		0.02
Gain on discontinued operations	—		—	—		1		1		—
	$242		$142	$0.10		$21	[f]	$(22)	[f]	$(0.02)

Adjusted net income attributable to common stock	N/A		$566	$0.39	[f]	N/A		$31		$0.02
a.Reflects impact to FCX net income attributable to common stock (i.e., net of any taxes and noncontrolling interests).
b.Reflects charges associated with PT-FI's historical contested tax audits ($50 million in fourth-quarter 2020 and $234 million in fourth-quarter 2019) and currency exchange adjustments to value added tax receivables ($8 million in fourth-quarter 2020 and $32 million in fourth-quarter 2019). These charges were recorded in interest expense, net ($35 million in fourth-quarter 2020 and $78 million in fourth-quarter 2019) and other expenses, net ($23 million in fourth-quarter 2020 and $188 million in fourth-quarter 2019).
c.Reflects net charges primarily associated with international tax matters, asset impairments and asset retirement obligation (ARO) adjustments. These net (charges) credits are recorded in production and delivery ($(41) million) and interest expense ($(50) million) and other expenses, net ($1 million).
d.Includes charges primarily associated with a framework for the resolution of all current and future potential talc-related litigation ($130 million), partly offset by net favorable adjustments to environmental reserves ($39 million).
e.Refer to "Income Taxes" below for further discussion of net tax (charges) credits.
f.Does not foot because of rounding.

	Years Ended December 31,
	2020					2019
	Pre-tax		After-tax[a]		Per Share	Pre-tax		After-tax[a]		Per Share
Net (income) loss attributable to common stock	N/A		$599		$0.41	N/A		$(239)		$(0.17)

PT-FI charges	$(65)	[b]	$(47)		$(0.03)	$(460)	[c]	$(379)		$(0.26)
COVID-19 related costs	(129)	[d]	(60)		(0.04)	—		—		—
Revised operating plans	(129)	[d]	(118)		(0.08)	—		—		—
Metals inventory adjustments	(96)		(94)		(0.06)	(179)		(144)		(0.10)
Other net charges	(62)	[e]	(24)		(0.02)	(75)	[f]	(33)		(0.02)
Net adjustments to environmental obligations and related litigation reserves	(113)	[g]	(113)		(0.08)	(68)	[h]	(68)		(0.05)
Net gain on sales of assets	473		337		0.23	417		339		0.23
Net loss on early extinguishment of debt	(101)		(100)		(0.07)	(27)		(26)		(0.02)
Net tax credits[i]	N/A		27		0.02	N/A		34		0.02
Gain on discontinued operations	—		—		—	3		3		—
	$(223)	[j]	$(191)	[j]	$(0.13)	$(390)	[j]	$(275)	[j]	$(0.19)	[j]

Adjusted net income attributable to common stock	N/A		$790		$0.54	N/A		$36		$0.02
a.Reflects impact to FCX net income (loss) attributable to common stock (i.e., net of any taxes and noncontrolling interests).
b.Reflects charges associated with PT-FI's historical contested tax audits ($50 million) and currency exchange adjustments to value added tax receivables ($15 million). These charges were recorded in interest expense, net ($35 million) and other expenses, net ($30 million).

VII

Freeport-McMoRan Inc.
ADJUSTED NET INCOME (continued)

c.Reflects charges associated with (i) historical contested tax audits ($156 million in other expenses, net and $78 million in interest expense, net), (ii) a currency exchange adjustment to value added tax receivables at PT-FI ($32 million in other expenses, net), (iii) an adjustment to the settlement of the historical surface water tax matters with the local regional tax authority in Papua, Indonesia ($28 million in production and delivery costs), and (iv) an unfavorable Indonesia Supreme Court ruling related to PT-FI export duties ($166 million in revenues).
d.Primarily includes charges associated with (i) idle facility costs (Cerro Verde), contract cancellation and other charges directly related to the COVID-19 pandemic and (ii) the April 2020 revised operating plans (including employee separation costs) recorded in production and delivery ($202 million) and in depreciation, depletion and amortization ($32 million), selling, general and administrative ($16 million), and mining exploration and research ($8 million).
e.Reflects net charges primarily associated with international tax matters and asset impairments, partly offset by net credits primarily associated with the sale of royalty assets. These net (charges) credits were recorded in revenues ($(7) million), production and delivery ($(48) million), interest expense ($(55) million) and in other expenses, net ($48 million).
f.Includes net charges (credits) primarily associated with weather-related issues at El Abra, asset impairments, oil and gas inventory adjustments and adjustments to deferred profit sharing, partly offset by net credits for ARO adjustments and a refund related to prior year fees (amounts are included in production and delivery costs ($66 million), interest expense ($16 million) and selling, general and administrative expenses ($(7) million).
g.Includes charges primarily associated with a framework for the resolution of all current and future potential talc-related litigation ($132 million), partly offset by net favorable adjustments to environmental reserves ($19 million).
h.Includes a charge to production and delivery costs totaling $15 million related to Louisiana coastal erosion litigation.
i.Refer to "Income Taxes" below for further discussion of net tax credits.
j.Does not foot because of rounding.

INCOME TAXES
    Following is a summary of the approximate amounts used in the calculation of FCX's consolidated income tax provision (in millions, except percentages):

	Three Months Ended December 31,
	2020				2019
			Income Tax				Income Tax
	Income	Effective	(Provision)		Income	Effective	(Provision)
	(Loss)[a]	Tax Rate	Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.[b]	$3	(133)%	$4		$107	24%	$(26)	[c,d]
South America	317	51%	(163)	[e]	162	57%	(92)
Indonesia	723	40%	(290)		205	42%	(87)
Gain on sale of Kisanfu	486	N/A	(135)		—	N/A	—
PT-FI historical contested tax disputes	(44)	(32)%	(14)		(201)	(39)%	(78)
PT-FI export duty matter	—	N/A	—		—	N/A	(11)
Cerro Verde royalty dispute	—	N/A	—		(16)	N/A	2
Eliminations and other	(16)	N/A	4		109	N/A	(24)
Rate adjustment[f]	—	N/A	(17)		—	N/A	(13)
Continuing operations	$1,469	42%	$(611)		$366	90%	$(329)

	Year Ended December 31,
	2020					2019
				Income Tax				Income Tax
	Income	Effective		(Provision)		Income	Effective	(Provision)
	(Loss)[a]	Tax Rate		Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.[b]	$(532)	11%		$60	[g]	$(277)	N/A	$—	[c,d]
South America	466	51%		(239)	[e]	497	48%	(241)
Indonesia	1,342	45%		(608)	[h]	340	44%	(149)	[i]
Gain on sale of Kisanfu	486	N/A		(135)		—	N/A	—
PT-FI historical contested tax disputes	(44)	5%		2		(201)	(39)%	(78)
PT-FI export duty matter	—	N/A		—		(155)	31%	48
Adjustment to deferred taxes	—	N/A		—		—	N/A	(49)	[j]
Cerro Verde royalty dispute	—	N/A		—		(16)	N/A	2
Eliminations and other	79	N/A		(24)		118	N/A	(43)
Continuing operations	$1,797	53%	[k]	$(944)		$306	167%	$(510)

VIII

Freeport-McMoRan Inc.
Income Taxes (continued)
a.Represents income from continuing operations before income taxes and equity in affiliated companies' net earnings.
b.In addition to FCX's North America mining operations, the U.S. jurisdiction reflects corporate-level expenses, which include interest expense associated with senior notes, general and administrative expenses, and environmental obligations and shutdown costs.
c.The fourth quarter and year 2019 include a tax credit of $29 million associated with adjustments to the calculation of transition tax related to U.S. tax reform. The year 2019 also includes tax credits of $24 million, associated with state law changes and the settlement of state income tax examinations.
d.The fourth quarter and year 2019 include a tax charge of $53 million associated with the sale of FCX's interest in the lower zone of the Timok exploration project in Serbia.
e.The fourth-quarter and year 2020 include tax charges at Cerro Verde of $15 million ($8 million net of noncontrolling interest) primarily associated with adjustments to profit sharing for prior years.
f.In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its consolidated tax rate.
g.The year 2020 includes tax credits of $53 million associated with the reversal of the tax charge discussed in footnote d above and $6 million associated with the removal of a valuation allowance on deferred tax assets.
h.The year 2020 includes tax charges of $21 million ($17 million net of noncontrolling interests) associated with establishing a tax reserve related to the treatment of prior year contractor support costs and $8 million ($7 million net of noncontrolling interest) associated with an unfavorable 2012 Indonesia Supreme Court ruling.
i.The year 2019 includes a tax charge of $5 million ($4 million net of noncontrolling interest) primarily for non-deductible penalties related to PT-FI's surface water tax settlement.
j.The year 2019 includes net tax charges totaling $49 million ($15 million net of noncontrolling interests) primarily to adjust deferred taxes on historical balance sheet items in accordance with tax accounting principles.
k.FCX's consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which FCX operates, excluding the U.S. jurisdiction.
    Assuming achievement of current sales volume and cost estimates and average prices of $3.50 per pound for copper, $1,850 per ounce for gold and $9.00 per pound for molybdenum, FCX estimates its consolidated effective tax rate for the year 2021 would approximate 35 percent. Changes in projected sales volumes and average prices during 2021 would incur tax impacts at estimated effective rates of 38 percent for Indonesia, 39 percent for Peru and 0 percent for the U.S.
    Variations in the relative proportions of jurisdictional income result in fluctuations to FCX's consolidated effective income tax rate. Because of FCX's U.S. tax position, it does not record a financial statement impact for income or losses generated in the U.S.

DERIVATIVE INSTRUMENTS
    For the year 2020, FCX's mined copper was sold 51 percent in concentrate, 28 percent as cathode and 21 percent as rod from North America operations. Substantially all of FCX's copper concentrate and cathode sales contracts provide final copper pricing in a specified future month (generally one to four months from the shipment date) based primarily on quoted London Metal Exchange (LME) monthly average copper prices. FCX records revenues and invoices customers at the time of shipment based on then-current LME prices, which results in an embedded derivative on provisionally priced concentrate and cathode sales that is adjusted to fair value through earnings each period, using the period-end forward prices, until final pricing on the date of settlement. LME copper settlement prices averaged $3.25 per pound during fourth-quarter 2020 and settled at $3.51 per pound on December 31, 2020. Because a significant portion of FCX's copper concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of the average recorded copper price for the period. FCX's average realized copper price was $3.40 per pound in fourth-quarter 2020.

    Following is a summary of the adjustments to prior period and current period provisionally priced copper sales (in millions, except per share amounts):

	Three Months Ended December 31,
	2020			2019
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$113	$129	$242	$33	$58	$91
Net income attributable to common stock	$41	$50	$91	$14	$24	$38
Net income per share of common stock	$0.03	$0.03	$0.06	$0.01	$0.02	$0.03
a.Reflects adjustments to provisionally priced copper sales at September 30, 2020 and 2019.
b.Reflects adjustments to provisionally priced copper sales during the fourth quarters of 2020 and 2019.
IX

Freeport-McMoRan Inc.
DERIVATIVE INSTRUMENTS (continued)

	Years Ended December 31,
	2020			2019
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$(102)	$361	$259	$58	$(24)	$34
Net income attributable to common stock	$(42)	$134	$92	$24	$(16)	$8
Net income per share of common stock	$(0.03)	$0.09	$0.06	$0.02	$(0.01)	$0.01
a.Reflects adjustments to provisionally priced copper sales at December 31, 2019 and 2018.
b.Reflects adjustments to provisionally priced copper sales for the years 2020 and 2019.
    At December 31, 2020, FCX had provisionally priced copper sales at its copper mining operations totaling 320 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average price of $3.52 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the December 31, 2020, provisional price would have an approximate $10 million effect on 2021 net income attributable to common stock. The LME copper price settled at $3.62 per pound on January 25, 2021.

DEFERRED PROFITS
    FCX defers recognizing profits on sales from its mining operations to Atlantic Copper and on 25 percent of PT-FI's sales to PT Smelting (PT-FI's 25 percent-owned Indonesia smelting unit) until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net additions (reductions) to operating income totaling $20 million ($20 million to net income attributable to common stock) in fourth-quarter 2020, $1 million ($2 million to net income attributable to common stock) in fourth-quarter 2019, $(7) million ($1 million to net income attributable to common stock) for the year 2020 and $(22) million ($(18) million to net loss attributable to common stock) for the year 2019. FCX's net deferred profits on its inventories at Atlantic Copper and PT Smelting to be recognized in future periods' net income attributable to common stock totaled $54 million at December 31, 2020. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX's net deferred profits and quarterly earnings.

BUSINESS SEGMENTS
    FCX has organized its mining operations into four primary divisions – North America copper mines, South America mining, Indonesia mining and Molybdenum mines, and operating segments that meet certain thresholds are reportable segments. Separately disclosed in the following tables are FCX's reportable segments, which include the Morenci, Cerro Verde and Grasberg (Indonesia Mining) copper mines, the Rod & Refining operations and Atlantic Copper Smelting & Refining.
At year-end 2020, Bagdad did not meet the quantitative thresholds of a reportable segment. As a result, FCX revised its segment disclosure for the years ended December 31, 2019, to conform with the current year presentation.
    Intersegment sales between FCX’s business segments are based on terms similar to arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, the timing of sales to unaffiliated customers and transportation premiums.
    FCX allocates certain operating costs, expenses and capital expenditures to its operating divisions and individual segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level (included in Corporate, Other & Eliminations), whereas foreign income taxes are recorded and managed at the applicable country level. In addition, most mining exploration and research activities are managed on a consolidated basis, and those costs along with some selling, general and administrative costs, are not allocated to the operating divisions or individual segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.
X

Freeport-McMoRan Inc.
BUSINESS SEGMENTS (continued)

(In millions)
											Atlantic	Corporate,
	North America Copper Mines			South America Mining							Copper	Other
		Other		Cerro	Other		Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Mines	Total	Verde	Mines	Total	Mining		Mines	Refining	& Refining	nations		Total
Three Months Ended December 31, 2020
Revenues:
Unaffiliated customers	$3	$13	$16	$803	$119	$922	$1,383	[a]	$—	$1,290	$591	$293	[b]	$4,495
Intersegment	542	596	1,138	86	—	86	42		51	9	1	(1,327)		—
Production and delivery	264	421	685	447	82	529	476		52	1,290	583	(988)		2,627
Depreciation, depletion and amortization	37	46	83	94	12	106	205		13	2	7	19		435
Metals inventory adjustments	—	—	—	—	—	—	—		2	—	—	2		4
Selling, general and administrative expenses	—	1	1	1	—	1	27		—	—	6	62		97
Mining exploration and research expenses	—	—	—	—	—	—	—		—	—	—	8		8
Environmental obligations and shutdown costs	—	2	2	—	—	—	—		—	—	—	99		101
Net gain on sales of assets	—	—	—	—	—	—	—		—	—	—	(486)		(486)
Operating income (loss)	244	139	383	347	25	372	717		(16)	7	(4)	250		1,709

Interest expense, net	—	—	—	70	—	70	37		—	—	2	127		236
Provision for income taxes	—	—	—	156	7	163	304		—	—	1	143		611
Total assets at December 31, 2020	2,574	5,163	7,737	8,474	1,678	10,152	17,169		1,760	211	877	4,238		42,144
Capital expenditures	10	20	30	25	2	27	307		5	1	12	6		388

Three Months Ended December 31, 2019
Revenues:
Unaffiliated customers	$54	$41	$95	$783	$156	$939	$937	[a]	$—	$1,054	$509	$377	[b]	$3,911
Intersegment	453	544	997	51	—	51	1		54	8	—	(1,111)		—
Production and delivery	356	500	856	541	137	678	546		65	1,060	483	(753)		2,935
Depreciation, depletion and amortization	43	45	88	112	20	132	125		12	2	7	25		391
Metals inventory adjustments	—	(9)	(9)	—	—	—	5		49	—	—	34		79
Selling, general and administrative expenses	—	—	—	2	—	2	34		—	—	5	53		94
Mining exploration and research expenses	—	1	1	—	—	—	—		—	—	—	20		21
Environmental obligations and shutdown costs	1	—	1	—	—	—	—		—	—	—	19		20
Net gain on sales of assets	—	—	—	—	—	—	—		—	—	—	(404)		(404)
Operating income (loss)	107	48	155	179	(1)	178	228		(72)	—	14	272		775

Interest expense, net	1	—	1	35	—	35	80		—	—	5	98		219
Provision for (benefit from) income taxes	—	—	—	91	(1)	90	176		—	—	3	60		329
Total assets at December 31, 2019	2,880	5,109	7,989	8,612	1,676	10,288	16,485		1,798	193	761	3,295		40,809
Capital expenditures	59	177	236	72	8	80	377		8	2	16	16		735
a.Includes PT-FI's sales to PT Smelting totaling $441 million in fourth-quarter 2020 and $540 million in fourth-quarter 2019.
b.Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XI

Freeport-McMoRan Inc.
BUSINESS SEGMENTS (continued)

(In millions)
											Atlantic	Corporate,
	North America Copper Mines			South America Mining							Copper	Other
		Other		Cerro	Other		Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Mines	Total	Verde	Mines	Total	Mining		Mines	Refining	& Refining	nations		Total
Year Ended December 31, 2020
Revenues:
Unaffiliated customers	$29	$48	$77	$2,282	$431	$2,713	$3,534	[a]	$—	$4,781	$2,020	$1,073	[b]	$14,198
Intersegment	2,015	2,272	4,287	242	—	242	80		222	33	17	(4,881)		—
Production and delivery	1,269	1,831	3,100	1,599	379	1,978	1,606		230	4,819	1,962	(3,664)		10,031
Depreciation, depletion and amortization	166	189	355	367	54	421	580		57	16	29	70		1,528
Metals inventory adjustments	4	48	52	—	3	3	—		10	3	—	28		96
Selling, general and administrative expenses	2	2	4	6	—	6	108		—	—	21	231		370
Mining exploration and research expenses	—	2	2	—	—	—	—		—	—	—	48		50
Environmental obligations and shutdown costs	—	(1)	(1)	—	—	—	—		—	1	—	159		159
Net gain on sales of assets	—	—	—	—	—	—	—		—	—	—	(473)		(473)
Operating income (loss)	603	249	852	552	(5)	547	1,320		(75)	(25)	25	(207)		2,437

Interest expense, net	2	—	2	139	—	139	39		—	—	6	412		598
Provision for income taxes	—	—	—	238	1	239	606		—	—	2	97		944
Capital expenditures	102	326	428	141	42	183	1,266		19	6	29	30		1,961

Year Ended December 31, 2019
Revenues:
Unaffiliated customers	$143	$224	$367	$2,576	$499	$3,075	$2,713	[a]	$—	$4,457	$2,063	$1,727	[b]	$14,402
Intersegment	1,864	2,155	4,019	313	—	313	58		344	26	5	(4,765)		—
Production and delivery	1,376	1,943	3,319	1,852	474	2,326	2,055		299	4,475	1,971	(2,911)		11,534
Depreciation, depletion and amortization	171	178	349	406	68	474	406		62	9	28	84		1,412
Metals inventory adjustments	1	29	30	2	—	2	5		50	—	—	92		179
Selling, general and administrative expenses	2	2	4	8	—	8	125		—	—	20	237		394
Mining exploration and research expenses	—	2	2	—	—	—	—		—	—	—	102		104
Environmental obligations and shutdown costs	1	—	1	—	—	—	—		—	—	—	104		105
Net gain on sales of assets	—	—	—	—	—	—	—		—	—	—	(417)		(417)
Operating income (loss)	456	225	681	621	(43)	578	180		(67)	(1)	49	(329)		1,091

Interest expense, net	3	1	4	114	—	114	82		—	—	22	398		620
Provision for (benefit from) income taxes	—	—	—	250	(11)	239	167		—	—	5	99		510
Capital expenditures	231	646	877	232	24	256	1,369		19	5	34	92		2,652
a.Includes PT-FI's sales to PT Smelting totaling $1.8 billion for the year 2020 and $1.9 billion for the year 2019.
b.Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS

Unit net cash costs per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX's mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. These measures are presented by other metals mining companies, although FCX's measures may not be comparable to similarly titled measures reported by other companies.
    FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX's costs to revenues from the copper, gold, molybdenum and other metals it produces and (iv) it is the method used by FCX's management and Board of Directors to monitor FCX's mining operations and to compare mining operations in certain industry publications. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX's metals sales volumes and realized prices change.
    FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments do not result from current period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs, which are removed from site production and delivery costs in the calculation of unit net cash costs, consist of items such as stock-based compensation costs, long-lived asset impairments, idle facility costs, restructuring and/or unusual charges. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX's consolidated financial statements.
XIII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2020
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,056	$1,056	$70	$10	$1,136
Site production and delivery, before net noncash and other costs shown below	594	566	50	—	616
By-product credits	(58)	—	—	—	—
Treatment charges (credits)	30	31	—	(1)	30
Net cash costs (credits)	566	597	50	(1)	646
Depreciation, depletion and amortization (DD&A)	83	79	4	—	83
Noncash and other costs (credits), net	32	33	—	(1)	32
Total costs (credits)	681	709	54	(2)	761
Other revenue adjustments, primarily for pricing on prior period open sales	12	12	—	—	12
Gross profit	$387	$359	$16	$12	$387

Copper sales (millions of recoverable pounds)	320	320
Molybdenum sales (millions of recoverable pounds)[a]			9

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.29	$3.29	$8.77
Site production and delivery, before net noncash and other costs shown below	1.85	1.76	6.20
By-product credits	(0.18)	—	—
Treatment charges	0.09	0.10	—
Unit net cash costs	1.76	1.86	6.20
DD&A	0.26	0.25	0.52
Noncash and other costs, net	0.10	0.10	0.01
Total unit costs	2.12	2.21	6.73
Other revenue adjustments, primarily for pricing on prior period open sales	0.04	0.04	—
Gross profit per pound	$1.21	$1.12	$2.04

Reconciliation to Amounts Reported

		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,136	$616	$83
Treatment charges	(2)	28	—
Noncash and other costs, net	—	32	—
Other revenue adjustments, primarily for pricing on prior period open sales	12	—	—
Eliminations and other	8	9	—
North America copper mines	1,154	685	83
Other mining[c]	4,375	2,930	333
Corporate, other & eliminations	(1,034)	(988)	19
As reported in FCX's consolidated financial statements	$4,495	$2,627	$435

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XIV

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2019
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$976	$976	$86	$21	$1,083
Site production and delivery, before net noncash and other costs shown below	741	681	74	14	769
By-product credits	(79)	—	—	—	—
Treatment charges	41	40	—	1	41
Net cash costs	703	721	74	15	810
DD&A	87	80	5	2	87
Metals inventory adjustments	(9)	(9)	—	—	(9)
Noncash and other costs, net	46	43	2	1	46
Total costs	827	835	81	18	934
Other revenue adjustments, primarily for pricing on prior period open sales	11	11	—	—	11
Gross profit	$160	$152	$5	$3	$160

Copper sales (millions of recoverable pounds)	357	357
Molybdenum sales (millions of recoverable pounds)[a]			8

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.73	$2.73	$10.07
Site production and delivery, before net noncash and other costs shown below	2.07	1.90	8.57
By-product credits	(0.22)	—	—
Treatment charges	0.11	0.11	—
Unit net cash costs	1.96	2.01	8.57
DD&A	0.24	0.23	0.62
Metals inventory adjustments	(0.03)	(0.03)	—
Noncash and other costs, net	0.14	0.13	0.26
Total unit costs	2.31	2.34	9.45
Other revenue adjustments, primarily for pricing on prior period open sales	0.03	0.03	—
Gross profit per pound	$0.45	$0.42	$0.62

Reconciliation to Amounts Reported
				Metals
		Production		Inventory
	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$1,083	$769	$87	$(9)
Treatment charges	(12)	29	—	—
Noncash and other costs, net	—	46	—	—
Other revenue adjustments, primarily for pricing on prior period open sales	11	—	—	—
Eliminations and other	10	12	1	—
North America copper mines	1,092	856	88	(9)
Other mining[c]	3,553	2,832	278	54
Corporate, other & eliminations	(734)	(753)	25	34
As reported in FCX's consolidated financial statements	$3,911	$2,935	$391	$79

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XV

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2020
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$4,005	[c]	$4,005	$281	$83	$4,369
Site production and delivery, before net noncash and other costs shown below	2,700		2,529	223	44	2,796
By-product credits	(268)		—	—	—	—
Treatment charges	139		136	—	3	139
Net cash costs	2,571		2,665	223	47	2,935
DD&A	355		330	18	7	355
Metals inventory adjustments	52		49	—	3	52
Noncash and other costs, net	138	[d]	133	3	2	138
Total costs	3,116		3,177	244	59	3,480
Other revenue adjustments, primarily for pricing on prior period open sales	(22)		(22)	—	—	(22)
Gross profit	$867		$806	$37	$24	$867

Copper sales (millions of recoverable pounds)	1,420		1,420
Molybdenum sales (millions of recoverable pounds)[a]				33

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.82	[c]	$2.82	$8.62
Site production and delivery, before net noncash and other costs shown below	1.90		1.78	6.84
By-product credits	(0.19)		—	—
Treatment charges	0.10		0.10	—
Unit net cash costs	1.81		1.88	6.84
DD&A	0.25		0.23	0.56
Metals inventory adjustments	0.03		0.03	—
Noncash and other costs, net	0.10	[d]	0.10	0.09
Total unit costs	2.19		2.24	7.49
Other revenue adjustments, primarily for pricing on prior period open sales	(0.02)		(0.02)	—
Gross profit per pound	$0.61		$0.56	$1.13

Reconciliation to Amounts Reported
					Metals
			Production		Inventory
	Revenues		and Delivery	DD&A	Adjustments
Totals presented above	$4,369		$2,796	$355	$52
Treatment charges	(15)		124	—	—
Noncash and other costs, net	—		138	—	—
Other revenue adjustments, primarily for pricing on prior period open sales	(22)		—	—	—
Eliminations and other	32		42	—	—
North America copper mines	4,364		3,100	355	52
Other mining[e]	13,642		10,595	1,103	16
Corporate, other & eliminations	(3,808)		(3,664)	70	28
As reported in FCX's consolidated financial statements	$14,198		$10,031	$1,528	$96

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes reductions to revenues and average realized prices totaling $24 million ($0.02 per pound of copper) related to forward sales contracts covering 150 million pounds of copper sales for May and June 2020 at a fixed price of $2.34 per pound.
d.Includes charges totaling $32 million ($0.02 per pound of copper) primarily associated with the April 2020 revised operating plans (including employee separation costs) and the COVID-19 pandemic (including health and safety costs).
e.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XVI

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2019
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$3,950	$3,950	$370	$84	$4,404
Site production and delivery, before net noncash and other costs shown below	2,957	2,711	299	53	3,063
By-product credits	(348)	—	—	—	—
Treatment charges	161	155	—	6	161
Net cash costs	2,770	2,866	299	59	3,224
DD&A	348	318	23	7	348
Metals inventory adjustments	30	30	—	—	30
Noncash and other costs, net	110	98	9	3	110
Total costs	3,258	3,312	331	69	3,712
Other revenue adjustments, primarily for pricing on prior period open sales	4	4	—	—	4
Gross profit	$696	$642	$39	$15	$696

Copper sales (millions of recoverable pounds)	1,441	1,441
Molybdenum sales (millions of recoverable pounds)[a]			32

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.74	$2.74	$11.51
Site production and delivery, before net noncash and other costs shown below	2.05	1.88	9.29
By-product credits	(0.24)	—	—
Treatment charges	0.11	0.11	—
Unit net cash costs	1.92	1.99	9.29
DD&A	0.24	0.21	0.72
Metals inventory adjustments	0.02	0.02	—
Noncash and other costs, net	0.08	0.07	0.29
Total unit costs	2.26	2.29	10.30
Other revenue adjustments, primarily for pricing on prior period open sales	—	—	—
Gross profit per pound	$0.48	$0.45	$1.21

Reconciliation to Amounts Reported
				Metals
		Production		Inventory
	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$4,404	$3,063	$348	$30
Treatment charges	(60)	101	—	—
Noncash and other costs, net	—	110	—	—
Other revenue adjustments, primarily for pricing on prior period open sales	4	—	—	—
Eliminations and other	38	45	1	—
North America copper mines	4,386	3,319	349	30
Other mining[c]	13,054	11,126	979	57
Corporate, other & eliminations	(3,038)	(2,911)	84	92
As reported in FCX's consolidated financial statements	$14,402	$11,534	$1,412	$179

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XVII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2020
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$905	$905	$69	$974
Site production and delivery, before net noncash and other costs shown below	503	470	46	516
By-product credits	(56)	—	—	—
Treatment charges	41	41	—	41
Royalty on metals	2	2	—	2
Net cash costs	490	513	46	559
DD&A	106	98	8	106
Noncash and other costs, net	13	12	1	13
Total costs	609	623	55	678
Other revenue adjustments, primarily for pricing on prior period open sales	78	78	—	78
Gross profit	$374	$360	$14	$374

Copper sales (millions of recoverable pounds)	260	260

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.48	$3.48
Site production and delivery, before net noncash and other costs shown below	1.93	1.80
By-product credits	(0.22)	—
Treatment charges	0.16	0.16
Royalty on metals	0.01	0.01
Unit net cash costs	1.88	1.97
DD&A	0.41	0.37
Noncash and other costs, net	0.05	0.05
Total unit costs	2.34	2.39
Other revenue adjustments, primarily for pricing on prior period open sales	0.30	0.30
Gross profit per pound	$1.44	$1.39

Reconciliation to Amounts Reported

		Production
	Revenues	and Delivery	DD&A
Totals presented above	$974	$516	$106
Treatment charges	(41)	—	—
Royalty on metals	(2)	—	—
Noncash and other costs, net	—	13	—
Other revenue adjustments, primarily for pricing on prior period open sales	78	—	—
Eliminations and other	(1)	—	—
South America mining	1,008	529	106
Other mining[b]	4,521	3,086	310
Corporate, other & eliminations	(1,034)	(988)	19
As reported in FCX's consolidated financial statements	$4,495	$2,627	$435

a.Includes silver sales of 0.9 million ounces ($27.87 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.
XVIII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2019
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$954	$954	$74	$1,028
Site production and delivery, before net noncash and other costs shown below	638	596	55	651
By-product credits	(61)	—	—	—
Treatment charges	60	60	—	60
Royalty on metals	2	2	—	2
Net cash costs	639	658	55	713
DD&A	132	122	10	132
Noncash and other costs, net	26	24	2	26
Total costs	797	804	67	871
Other revenue adjustments, primarily for pricing on prior period open sales	23	23	—	23
Gross profit	$180	$173	$7	$180

Copper sales (millions of recoverable pounds)	345	345

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.76	$2.76
Site production and delivery, before net noncash and other costs shown below	1.85	1.72
By-product credits	(0.18)	—
Treatment charges	0.17	0.17
Royalty on metals	0.01	0.01
Unit net cash costs	1.85	1.90
DD&A	0.38	0.36
Noncash and other costs, net	0.08	0.07
Total unit costs	2.31	2.33
Other revenue adjustments, primarily for pricing on prior period open sales	0.07	0.07
Gross profit per pound	$0.52	$0.50

Reconciliation to Amounts Reported
		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,028	$651	$132
Treatment charges	(60)	—	—
Royalty on metals	(2)	—	—
Noncash and other costs, net	—	26	—
Other revenue adjustments, primarily for pricing on prior period open sales	23	—	—
Eliminations and other	1	1	—
South America mining	990	678	132
Other mining[b]	3,655	3,010	234
Corporate, other & eliminations	(734)	(753)	25
As reported in FCX's consolidated financial statements	$3,911	$2,935	$391

a.Includes silver sales of 1.3 million ounces ($18.42 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XIX

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2020
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$2,976		$2,976	$209	$3,185
Site production and delivery, before net noncash and other costs shown below	1,816		1,701	158	1,859
By-product credits	(166)		—	—	—
Treatment charges	152		152	—	152
Royalty on metals	6		6	—	6
Net cash costs	1,808		1,859	158	2,017
DD&A	421		391	30	421
Metals inventory adjustments	3		3	—	3
Noncash and other costs, net	122	[b]	115	7	122
Total costs	2,354		2,368	195	2,563
Other revenue adjustments, primarily for pricing on prior period open sales	(70)		(70)	—	(70)
Gross profit	$552		$538	$14	$552

Copper sales (millions of recoverable pounds)	976		976

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.05		$3.05
Site production and delivery, before net noncash and other costs shown below	1.86		1.74
By-product credits	(0.17)		—
Treatment charges	0.15		0.15
Royalty on metals	0.01		0.01
Unit net cash costs	1.85		1.90
DD&A	0.43		0.41
Metals inventory adjustments	—		—
Noncash and other costs, net	0.13	[b]	0.12
Total unit costs	2.41		2.43
Other revenue adjustments, primarily for pricing on prior period open sales	(0.07)		(0.07)
Gross profit per pound	$0.57		$0.55

Reconciliation to Amounts Reported					Metals
			Production		Inventory
	Revenues		and Delivery	DD&A	Adjustments
Totals presented above	$3,185		$1,859	$421	$3
Treatment charges	(152)		—	—	—
Royalty on metals	(6)		—	—	—
Noncash and other costs, net	—		122	—	—
Other revenue adjustments, primarily for pricing on prior period open sales	(70)		—	—	—
Eliminations and other	(2)		(3)	—	—
South America mining	2,955		1,978	421	3
Other mining[c]	15,051		11,717	1,037	65
Corporate, other & eliminations	(3,808)		(3,664)	70	28
As reported in FCX's consolidated financial statements	$14,198		$10,031	$1,528	$96

a.Includes silver sales of 3.4 million ounces ($21.86 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b.Includes charges totaling $91 million ($0.09 per pound of copper) primarily associated with idle facility (Cerro Verde) and contract cancellation costs related to the COVID-19 pandemic, and employee separation costs associated with the April 2020 revised operating plans.
c.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XX

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2019
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$3,213	$3,213	$358	$3,571
Site production and delivery, before net noncash and other costs shown below	2,185	1,991	245	2,236
By-product credits	(307)	—	—	—
Treatment charges	212	212	—	212
Royalty on metals	7	6	1	7
Net cash costs	2,097	2,209	246	2,455
DD&A	474	427	47	474
Metals inventory adjustments	2	2	—	2
Noncash and other costs, net	94	90	4	94
Total costs	2,667	2,728	297	3,025
Other revenue adjustments, primarily for pricing on prior period open sales	37	37	—	37
Gross profit	$583	$522	$61	$583

Copper sales (millions of recoverable pounds)	1,183	1,183

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.71	$2.71
Site production and delivery, before net noncash and other costs shown below	1.85	1.68
By-product credits	(0.27)	—
Treatment charges	0.18	0.18
Royalty on metals	0.01	0.01
Unit net cash costs	1.77	1.87
DD&A	0.40	0.36
Metals inventory adjustments	—	—
Noncash and other costs, net	0.08	0.07
Total unit costs	2.25	2.30
Other revenue adjustments, primarily for pricing on prior period open sales	0.03	0.03
Gross profit per pound	$0.49	$0.44

Reconciliation to Amounts Reported				Metals
		Production		Inventory
	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$3,571	$2,236	$474	$2
Treatment charges	(212)	—	—	—
Royalty on metals	(7)	—	—	—
Noncash and other costs, net	—	94	—	—
Other revenue adjustments, primarily for pricing on prior period open sales	37	—	—	—
Eliminations and other	(1)	(4)	—	—
South America mining	3,388	2,326	474	2
Other mining[b]	14,052	12,119	854	85
Corporate, other & eliminations	(3,038)	(2,911)	84	92
As reported in FCX's consolidated financial statements	$14,402	$11,534	$1,412	$179

a.Includes silver sales of 4.7 million ounces ($16.57 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XXI

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2020
(In millions)	By-Product	Co-Product Method
	Method	Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$990	$990	$550	$33	$1,573
Site production and delivery, before net noncash and other costs shown below	446	281	156	9	446
Gold and silver credits	(584)	—	—	—	—
Treatment charges	76	48	26	2	76
Export duties	49	31	17	1	49
Royalty on metals	64	39	24	1	64
Net cash costs	51	399	223	13	635
DD&A	205	129	72	4	205
Noncash and other costs, net	35	22	12	1	35
Total costs	291	550	307	18	875
Other revenue adjustments, primarily for pricing on prior period open sales	38	38	1	—	39
PT Smelting intercompany profit	7	5	2	—	7
Gross profit	$744	$483	$246	$15	$744

Copper sales (millions of recoverable pounds)	286	286
Gold sales (thousands of recoverable ounces)			293

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.47	$3.47	$1,870
Site production and delivery, before net noncash and other costs shown below	1.57	0.99	531
Gold and silver credits	(2.05)	—	—
Treatment charges	0.27	0.16	90
Export duties	0.17	0.11	59
Royalty on metals	0.22	0.14	79
Unit net cash costs	0.18	1.40	759
DD&A	0.72	0.45	243
Noncash and other costs, net	0.12	0.08	41
Total unit costs	1.02	1.93	1,043
Other revenue adjustments, primarily for pricing on prior period open sales	0.13	0.13	2
PT Smelting intercompany profit	0.03	0.02	8
Gross profit per pound/ounce	$2.61	$1.69	$837

Reconciliation to Amounts Reported
		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,573	$446	$205
Treatment charges	(76)	—	—
Export duties	(49)	—	—
Royalty on metals	(64)	—	—
Noncash and other costs, net	2	37	—
Other revenue adjustments, primarily for pricing on prior period open sales	39	—	—
PT Smelting intercompany profit	—	(7)	—
Indonesia mining	1,425	476	205
Other mining[b]	4,104	3,139	211
Corporate, other & eliminations	(1,034)	(988)	19
As reported in FCX's consolidated financial statements	$4,495	$2,627	$435

a.Includes silver sales of 1.3 million ounces ($25.01 per ounce average realized price).
b.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.
XXII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2019
(In millions)	By-Product	Co-Product Method
	Method	Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$556	$556	$468	$14	$1,038
Site production and delivery, before net noncash and other costs shown below	545	292	246	7	545
Gold and silver credits	(482)	—	—	—	—
Treatment charges	46	25	20	1	46
Export duties	21	11	10	—	21
Royalty on metals	39	18	21	—	39
Net cash costs	169	346	297	8	651
DD&A	125	67	56	2	125
Metals inventory adjustments	5	5	—	—	5
Noncash and other costs, net	6	1	5	—	6
Total costs	305	419	358	10	787
Other revenue adjustments, primarily for pricing on prior period open sales	6	6	—	—	6
PT Smelting intercompany profit	5	3	2	—	5
Gross profit	$262	$146	$112	$4	$262

Copper sales (millions of recoverable pounds)	203	203
Gold sales (thousands of recoverable ounces)			314

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.75	$2.75	$1,491
Site production and delivery, before net noncash and other costs shown below	2.69	1.44	783
Gold and silver credits	(2.38)	—	—
Treatment charges	0.23	0.12	66
Export duties	0.11	0.06	31
Royalty on metals	0.19	0.09	66
Unit net cash costs	0.84	1.71	946
DD&A	0.62	0.33	179
Metals inventory adjustments	0.03	0.03	—
Noncash and other costs, net	0.03	—	16
Total unit costs	1.52	2.07	1,141
Other revenue adjustments, primarily for pricing on prior period open sales	0.03	0.03	(1)
PT Smelting intercompany profit	0.03	0.01	8
Gross profit per pound/ounce	$1.29	$0.72	$357

Reconciliation to Amounts Reported				Metals
		Production		Inventory
	Revenues	and Delivery	DD&A	Adjusments
Totals presented above	$1,038	$545	$125	$5
Treatment charges	(46)	—	—	—
Export duties	(21)	—	—	—
Royalty on metals	(39)	—	—	—
Noncash and other costs, net	—	6	—	—
Other revenue adjustments, primarily for pricing on prior period open sales	6	—	—	—
PT Smelting intercompany profit	—	(5)	—	—
Indonesia mining	938	546	125	5
Other mining[b]	3,707	3,142	241	40
Corporate, other & eliminations	(734)	(753)	25	34
As reported in FCX's consolidated financial statements	$3,911	$2,935	$391	$79

a.Includes silver sales of 0.8 million ounces ($17.20 per ounce average realized price).
b.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.
XXIII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2020
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$2,475		$2,475	$1,545	$81	$4,101
Site production and delivery, before net noncash and other costs shown below	1,508		910	568	30	1,508
Gold and silver credits	(1,630)		—	—	—	—
Treatment charges	219		132	83	4	219
Export duties	93		56	35	2	93
Royalty on metals	153		90	60	3	153
Net cash costs	343		1,188	746	39	1,973
DD&A	580		350	219	11	580
Noncash and other costs, net	93	[b]	56	35	2	93
Total costs	1,016		1,594	1,000	52	2,646
Other revenue adjustments, primarily for pricing on prior period open sales	(20)		(20)	4	—	(16)
PT Smelting intercompany loss	(11)		(7)	(4)	—	(11)
Gross profit	$1,428		$854	$545	$29	$1,428

Copper sales (millions of recoverable pounds)	804		804
Gold sales (thousands of recoverable ounces)				842

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.08		$3.08	$1,832
Site production and delivery, before net noncash and other costs shown below	1.88		1.13	674
Gold and silver credits	(2.03)		—	—
Treatment charges	0.27		0.17	98
Export duties	0.12		0.07	41
Royalty on metals	0.19		0.11	72
Unit net cash costs	0.43		1.48	885
DD&A	0.72		0.43	259
Noncash and other costs, net	0.11	[b]	0.07	41
Total unit costs	1.26		1.98	1,185
Other revenue adjustments, primarily for pricing on prior period open sales	(0.03)		(0.03)	5
PT Smelting intercompany loss	(0.01)		(0.01)	(5)
Gross profit per pound/ounce	$1.78		$1.06	$647

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$4,101		$1,508	$580
Treatment charges	(219)		—	—
Export duties	(93)		—	—
Royalty on metals	(153)		—	—
Noncash and other costs, net	(6)		87	—
Other revenue adjustments, primarily for pricing on prior period open sales	(16)		—	—
PT Smelting intercompany loss	—		11	—
Indonesia mining	3,614		1,606	580
Other mining[c]	14,392		12,089	878
Corporate, other & eliminations	(3,808)		(3,664)	70
As reported in FCX's consolidated financial statements	$14,198		$10,031	$1,528

a.Includes silver sales of 3.6 million ounces ($22.40 per ounce average realized price).
b.Includes COVID-19 related costs (including one-time incremental employee benefits and health and safety costs) of $14 million ($0.02 per pound of copper).
c.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.
XXIV

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2019
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$1,814		$1,814	$1,378	$40	$3,232
Site production and delivery, before net noncash and other costs shown below	1,938		1,088	826	24	1,938
Gold and silver credits	(1,419)		—	—	—	—
Treatment charges	171		96	73	2	171
Export duties	56		31	24	1	56
Royalty on metals	107		58	48	1	107
Net cash costs	853		1,273	971	28	2,272
DD&A	406		228	173	5	406
Metals inventory adjustments	5		5	—	—	5
Noncash and other costs, net	246	[b]	136	107	3	246
Total costs	1,510		1,642	1,251	36	2,929
Other revenue adjustments, primarily for pricing on prior period open sales	18		18	1	—	19
PT Smelting intercompany loss	(17)		(10)	(7)	—	(17)
Gross profit	$305		$180	$121	$4	$305

Copper sales (millions of recoverable pounds)	667		667
Gold sales (thousands of recoverable ounces)				973

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.72		$2.72	$1,416
Site production and delivery, before net noncash and other costs shown below	2.91		1.63	849
Gold and silver credits	(2.13)		—	—
Treatment charges	0.26		0.14	75
Export duties	0.08		0.05	25
Royalty on metals	0.16		0.09	49
Unit net cash costs	1.28		1.91	998
DD&A	0.61		0.34	178
Metals inventory adjustments	0.01		0.01	—
Noncash and other costs, net	0.37	[b]	0.20	110
Total unit costs	2.27		2.46	1,286
Other revenue adjustments, primarily for pricing on prior period open sales	0.03		0.03	2
PT Smelting intercompany loss	(0.02)		(0.02)	(8)
Gross profit per pound/ounce	$0.46		$0.27	$124

Reconciliation to Amounts Reported					Metals
			Production		Inventory
	Revenues		and Delivery	DD&A	Adjustments
Totals presented above	$3,232		$1,938	$406	$5
Treatment charges	(171)		—	—	—
Export duties	(56)		—	—	—
Royalty on metals	(107)		—	—	—
Noncash and other costs, net	(146)		100	—	—
Other revenue adjustments, primarily for pricing on prior period open sales	19		—	—	—
PT Smelting intercompany loss	—		17	—	—
Indonesia mining	2,771		2,055	406	5
Other mining[c]	14,669		12,390	922	82
Corporate, other & eliminations	(3,038)		(2,911)	84	92
As reported in FCX's consolidated financial statements	$14,402		$11,534	$1,412	$179

a.Includes silver sales of 2.5 million ounces ($16.15 per ounce average realized price).
b.Includes charges in revenues totaling $166 million ($0.25 per pound of copper) primarily associated with an unfavorable Indonesia Supreme Court ruling related to certain disputed PT-FI export duties, partly offset by adjustments to prior year treatment charges totaling $20 million ($0.03 per pound of copper). Also includes charges of $28 million ($0.04 per pound of copper) associated with adjustments to the settlement of the historical surface water tax disputes with the local regional tax authority in Papua, Indonesia.
c.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.
XXV

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Three Months Ended December 31,
(In millions)	2020	2019

Revenues, excluding adjustments[a]	$56	$58
Site production and delivery, before net noncash and other costs shown below	47	64
Treatment charges and other	5	4
Net cash costs	52	68
DD&A	13	12
Metals inventory adjustments	2	49
Noncash and other costs, net	5	1
Total costs	72	130
Gross loss	$(16)	$(72)

Molybdenum sales (millions of recoverable pounds)[a]	5	5

Gross loss per pound of molybdenum:

Revenues, excluding adjustments[a]	$10.01	$12.03
Site production and delivery, before net noncash and other costs shown below	8.38	13.33
Treatment charges and other	0.85	0.87
Unit net cash costs	9.23	14.20
DD&A	2.43	2.42
Metals inventory adjustments	0.35	10.04
Noncash and other costs, net	0.84	0.30
Total unit costs	12.85	26.96
Gross loss per pound	$(2.84)	$(14.93)

Reconciliation to Amounts Reported
				Metals
		Production		Inventory
Three Months Ended December 31, 2020	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$56	$47	$13	$2
Treatment charges and other	(5)	—	—	—
Noncash and other costs, net	—	5	—	—
Molybdenum mines	51	52	13	2
Other mining[b]	5,478	3,563	403	—
Corporate, other & eliminations	(1,034)	(988)	19	2
As reported in FCX's consolidated financial statements	$4,495	$2,627	$435	$4

Three Months Ended December 31, 2019
Totals presented above	$58	$64	$12	$49
Treatment charges and other	(4)	—	—	—
Noncash and other costs, net	—	1	—	—
Molybdenum mines	54	65	12	49
Other mining[b]	4,591	3,623	354	(4)
Corporate, other & eliminations	(734)	(753)	25	34
As reported in FCX's consolidated financial statements	$3,911	$2,935	$391	$79

a.Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.
b.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XXVI

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Years Ended December 31,
(In millions)	2020		2019

Revenues, excluding adjustments[a]	$243		$369
Site production and delivery, before net noncash and other costs shown below	211		293
Treatment charges and other	21		25
Net cash costs	232		318
DD&A	57		62
Metals inventory adjustments	10		50
Noncash and other costs, net	19	[b]	6
Total costs	318		436
Gross loss	$(75)		$(67)

Molybdenum sales (millions of recoverable pounds)[a]	24		29

Gross loss per pound of molybdenum:

Revenues, excluding adjustments[a]	$9.94		$12.51
Site production and delivery, before net noncash and other costs shown below	8.65		9.95
Treatment charges and other	0.85		0.85
Unit net cash costs	9.50		10.80
DD&A	2.34		2.11
Metals inventory adjustments	0.42		1.69
Noncash and other costs, net	0.75	[b]	0.20
Total unit costs	13.01		14.80
Gross loss per pound	$(3.07)		$(2.29)

Reconciliation to Amounts Reported
					Metals
			Production		Inventory
Year Ended December 31, 2020	Revenues		and Delivery	DD&A	Adjustments
Totals presented above	$243		$211	$57	$10
Treatment charges and other	(21)		—	—	—
Noncash and other costs, net	—		19	—	—
Molybdenum mines	222		230	57	10
Other mining[c]	17,784		13,465	1,401	58
Corporate, other & eliminations	(3,808)		(3,664)	70	28
As reported in FCX's consolidated financial statements	$14,198		$10,031	$1,528	$96

Year Ended December 31, 2019
Totals presented above	$369		$293	$62	$50
Treatment charges and other	(25)		—	—	—
Noncash and other costs, net	—		6	—	—
Molybdenum mines	344		299	62	50
Other mining[c]	17,096		14,146	1,266	37
Corporate, other & eliminations	(3,038)		(2,911)	84	92
As reported in FCX's consolidated financial statements	$14,402		$11,534	$1,412	$179

a.Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.
b.Includes charges totaling $7 million ($0.29 per pound of molybdenum) primarily associated with contract cancellation costs related to the COVID-19 pandemic and employee separation costs associated with April 2020 revised operating plans.
c.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XXVII